Exhibit 99.1

Olympic Steel Reports 2009 Third Quarter Results

CLEVELAND--(BUSINESS WIRE)--October 29, 2009--Olympic Steel, Inc., (Nasdaq: ZEUS), a national steel service center, today announced its financial results for the third quarter and nine months ended September 30, 2009.

Net sales for the third quarter of 2009 totaled $121.6 million, a 63.7% decrease from the $335.2 million for the third quarter of 2008. Tons sold in the third quarter of 2009 decreased 32.2% to 181 thousand from 268 thousand in the third quarter of 2008. Third quarter 2009 net income totaled $671 thousand, or $.06 per diluted share, compared to net income of $24.2 million, or $2.21 per diluted share for last year’s third quarter.

Net sales for the first nine months of 2009 totaled $384.9 million, a 60.5% decrease from the $973.6 million for the nine months of 2008. Tons sold in the first nine months of 2009 decreased 43.7% to 527 thousand from 937 thousand in 2008. Net loss totaled $58.6 million, or $5.39 per diluted share for the nine months ended September 30, 2009, compared to net income of $66.9 million, or $6.13 per diluted share for last year’s first nine months. The 2009 year–to-date pre-tax results include $81.1 million of lower of cost or market charges to write down the value of inventory as of March 31, 2009 and June 30, 2009.

Commenting on the results, Chairman and Chief Executive Officer Michael D. Siegal, stated, “We are pleased to return to profitability in the third quarter, and to report an exceptionally strong balance sheet. Our core discipline of cash flow and balance sheet management allowed us to end the third quarter with only $1.4 million of debt. We have since eliminated debt, and have accumulated a cash balance in October. Our inventory is appropriately costed and is again turning at our preferred rate above five times per year. We have avoided any material bad debt losses thus far in 2009, and remain diligent in our credit and collection practices, as liquidity in the supply chain remains constrained. Our continued focus on operating expenses resulted in a 44% decline in costs compared to third quarter of 2008. We are benefitting from large OEM customers resourcing to quality suppliers during this economic downturn. We expect to grow our market share when steel demand recovers by serving our customers from positions of strength.”

Olympic Steel’s Board of Directors approved a regular quarterly cash dividend of $0.02 per share to be paid to shareholders of record as of December 1, 2009, and distributed on December 15, 2009.

A simulcast of Olympic Steel’s 2009 third quarter earnings conference call may be accessed via the Investor Relations section of the Company’s website at www.olysteel.com. The simulcast will begin at 10:00 a.m. Eastern Time today and a replay of the call will be available for 14 days thereafter.

Founded in 1954, Olympic Steel is a leading U.S. steel service center focused on the direct sale and distribution of large volumes of processed carbon, coated and stainless flat-rolled sheet, coil and plate steel products. Headquartered in Cleveland, Ohio, the Company operates 17 facilities. For further information, visit the Company’s web site at http://www.olysteel.com.

It is the Company’s policy not to endorse any analyst’s sales or earnings estimates. Forward-looking statements in this release are made pursuant to the safe harbor provisions of the Private Securities Litigation Reform Act of 1995. Forward-looking statements are typically identified by words or phrases such as “may,” “will,” “should,” “expect,” “anticipate,” “intend,” “plan,” “believe,” “estimate,” “project,” “plan,” “potential,” or “continue,” as well as the negative of these terms or other similar expressions. Such forward-looking statements are subject to certain risks and uncertainties that could cause actual results to differ materially from those projected. Readers are cautioned not to place undue reliance on these forward-looking statements. Such risks and uncertainties include, but are not limited to: further deterioration of steel demand and steel pricing; general and global business, economic, financial and political conditions, including the ongoing effects of the global credit crisis; access to capital and global credit markets; competitive factors such as the availability and pricing of steel, industry shipping and inventory levels, and rapid fluctuations in customer demand and steel pricing; the cyclicality and volatility within the steel industry; the ability of customers (especially those that may be highly leveraged, those in the domestic automotive industry and those with inadequate liquidity) to maintain their credit availability; customer, supplier, and competitor consolidation, bankruptcy or insolvency, especially those in the domestic auto industry; reduced production schedules, layoffs or work stoppages by our own, our suppliers’ or our customers’ personnel; the availability and costs of transportation and logistical services; equipment installation delays or malfunctions; the amounts, successes and ability to continue our capital investments and our business information system project; the successes of our strategic efforts and initiatives to increase sales volumes, maintain or improve working capital turnover and free cash flows, reduce costs, inventory and debt in a declining market, while improving customer service; the timing and outcome of inventory lower of cost or market adjustments; the timing and outcome of OLP’s efforts and ability to liquidate its remaining assets; the adequacy of our existing information technology and business system software and the success of implementing our new enterprise-wide information system; our ability to pay regular quarterly cash dividends and the amounts and timing of any future dividends; and our ability to generate free cash flow through operations, reduce inventory and repay debt within anticipated timeframes. Further information on these and other risks and uncertainties is provided under Item 1A “Risk Factors” of our Annual Report on Form 10-K and Quarterly Reports on Form 10-Q, which disclosure is incorporated herein by reference, and elsewhere in reports that the Company files or furnishes with the SEC. This release speaks only as of its date and the Company undertakes no obligation to publicly update forward-looking statements, whether as a result of new information, future events or otherwise, except to the extent required by law. You are advised, however, to consult any further disclosures the Company makes on related subjects in its reports filed with or furnished to the SEC.

OLYMPIC STEEL
SELECTED FINANCIAL INFORMATION

(in thousands, except per share data and ratios)

	Three Months Ended		Nine Months Ended
	September 30,		September 30,
	2009	2008	2009	2008
SUMMARY RESULTS OF OPERATIONS:	(unaudited)		(unaudited)

Net sales	$ 121,599	$ 335,222	$ 384,898	$ 973,611

Operating income (loss)	1,859	37,797	(93,383)	106,353

Income (loss) before income taxes	1,292	37,447	(95,244)	105,816

Net income (loss)	$ 671	$ 24,167	$ (58,616)	$ 66,926

Earnings per share:

Net income (loss) per share - basic	$ 0.06	$ 2.22	$ (5.39)	$ 6.17

Net income (loss) per share - diluted	$ 0.06	$ 2.21	$ (5.39)	$ 6.13

	September 30,		December 31,
	2009	2008	2008
SUMMARY BALANCE SHEET DATA:	(unaudited)		(audited)

Accounts receivable, net	$ 54,468	$ 131,797	$ 77,737

Inventories, net	106,879	313,598	255,300

Net property and equipment	115,654	106,718	113,505

Total assets	334,396	574,107	474,247

Current liabilities	58,313	145,736	95,280

Total debt	1,440	89,583	40,198

Shareholders' equity	262,808	322,307	322,958

Shareholders' equity per share	24.15	29.67	29.73

Debt-to-equity ratio	.01 to 1	.28 to 1	.12 to 1

	Nine Months Ended
	September 30,
	2009	2008
OTHER DATA:	(unaudited)

Capital expenditures	10,754	24,391

Cash dividends per share	$ 0.09	$ 0.13

Special cash dividends per share	$ -	$ 1.00

It is the Company's policy not to make quarterly or annual sales or earnings projections for external use and not to endorse any analyst's sales or earnings estimates.

OLYMPIC STEEL
RESULTS OF OPERATIONS

(in thousands, except per share and tonnage data)

	Three Months Ended September 30,				Nine Months Ended September 30,
	2009		2008		2009		2008
	(unaudited)				(unaudited)

Tons sold
Direct	161,758		237,576		470,176		837,655
Toll	19,670		30,090		56,622		98,849

	181,428		267,666		526,798		936,504
% change	(32.2%)		(13.4%)		(43.7%)		(2.1%)

Net sales	$121,599		$335,222		$384,898		$973,611
% change	(63.7%)		30.9%		(60.5%)		22.8%

Costs and expenses

Cost of materials sold (exclusive of items shown below)	91,391	75.2%	247,184	73.7%	309,368	80.4%	716,372	73.6%
Inventory lower of cost or market adjustments	-	0.0%	-	0.0%	81,063	21.1%	-	0.0%
Warehouse and processing	9,748	8.0%	16,607	5.0%	29,526	7.7%	50,022	5.1%
Administrative and general	7,855	6.5%	17,524	5.2%	25,183	6.5%	49,875	5.1%
Distribution	3,806	3.1%	7,047	2.1%	11,386	3.0%	22,723	2.3%
Selling	2,855	2.3%	5,195	1.5%	8,971	2.3%	15,984	1.6%
Occupancy	1,188	1.0%	1,484	0.4%	4,203	1.1%	5,298	0.5%
Depreciation	2,897	2.4%	2,384	0.7%	8,581	2.2%	6,984	0.7%

Total costs and expenses	119,740	98.5%	297,425	88.7%	478,281	124.3%	867,258	89.1%

Operating income (loss)	1,859	1.5%	37,797	11.3%	(93,383)	(24.3%)	106,353	10.9%

Interest and other expense on debt	567	0.5%	350	0.1%	1,861	0.5%	537	0.1%

Income (loss) before income taxes	1,292	1.1%	37,447	11.2%	(95,244)	(24.7%)	105,816	10.9%

Income tax provision (benefit)	621	48.1%	13,280	35.5%	(36,628)	38.5%	38,890	36.8%

Net income (loss)	$ 671		$ 24,167		$ (58,616)		$ 66,926

Earnings per share:

Net income (loss) per share - basic	$ 0.06		$ 2.22		$ (5.39)		$ 6.17

Weighted average shares outstanding - basic	10,894		10,871		10,884		10,840

Net income (loss) per share - diluted	$ 0.06		$ 2.21		$ (5.39)		$ 6.13

Weighted average shares outstanding - diluted	10,909		10,952		10,884		10,916

It is the Company's policy not to make quarterly or annual sales or earnings projections for external use and not to endorse any analyst's sales or earnings estimates.

CONTACT:
Olympic Steel, Inc.
Richard T. Marabito, 216-292-3800
Chief Financial Officer
Fax: 216-292-3974